EXHIBIT 10L



                              EMPLOYMENT AGREEMENT
                                       FOR
                                MICHAEL J. SEXTON
                                -----------------

THIS AGREEMENT is made as of the 25th day of November, 2002, between Chester Valley Bancorp Inc., a Pennsylvania corporation (the "Holding Company") First Financial Bank, a Pennsylvania-chartered commercial bank which has its principal office in Downingtown, Pennsylvania (the "Bank") and which is the wholly owned subsidiary of the Holding Company (collectively the "Company" or the "Employer"), and Michael J. Sexton ("Sexton" or the "Employee").

The following introductory paragraphs are a part of this Agreement.

     A. By letter dated August 1, 2000, the Company offered the position of Controller to Sexton, which Sexton accepted. Sexton began working with the Company as of August 28, 2000.

     B. The Company letter of August 1, 2000 is superseded by this Employment Agreement.

     C. Sexton continues to serve the Company as Controller. Sexton's duties include such matters as may be assigned from time to time by the Chief Executive Officer and Chief Financial Officer of the Company.

NOW THEREFORE, intending to be legally, bound hereby, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the Employer and Employee agree as follows:

I.   TERM OF EMPLOYMENT
     ------------------

1.1 Employer hereby employs Employee as the Controller, and Employee hereby accepts said employment and agrees to render such services to Employer on the terms and conditions set forth in this Agreement for a term of six (6) months commencing the date hereof (the "Term") unless further extended or sooner terminated in accordance with the terms and conditions hereinafter set forth. The Employer's fiscal year currently ends on June 30 of each calendar year. Employer has the right to amend the Term to coincide with the Employer's fiscal year in the event the Company changes its fiscal year.

     (a) During the term of this Agreement, Employee agrees to perform those duties identified in Paragraph C above together with such duties as are customarily performed by one holding the position of Controller of a bank and/or a financial institution holding company.

     (b) July 1, 2003 shall be the date of the first anniversary of this Agreement and on each annual anniversary date thereafter ("Annual Anniversary Date"), the Term of employment under this Agreement shall be renewed automatically for a term of one (1) year commencing on the Annual Anniversary Date, unless either Employer or Employee gives contrary written notice to the other not less than thirty (30) days in advance of the Annual Anniversary Date. In the event either Employer or Employee provides such written notice, then the Term shall not be extended and this Employment Agreement shall terminate. References herein to the Term of this Agreement shall refer both to the initial term and successive terms.

     1.2 This a fulltime position. During the term of this Agreement, Employee shall devote his best efforts, and his fulltime effort to the affairs and business of the Employer.

II.  COMPENSATION
     ------------

     2.1 The Employer shall pay to Employee the base salary in effect.
Employer and Employee may agree to increases in the annual base salary from time to time, which increases thereafter shall constitute part of Employee's base salary for purposes of this Agreement; provided, however, that any bonuses awarded Employee by Employer from time to time shall not constitute part of Employee's base salary for purposes of this Agreement.

     2.2 Employee shall participate in such incentive/bonus programs and plans as the Employer may have in place from time to time.

     2.3 Employer shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee subject to such rules and policies as may be established by the Chief Financial Officer or the Company.

III. PARTICIPATION IN EMPLOYEE BENEFIT PLANS.
     ----------------------------------------

     3.1 Employee shall be entitled to participate in and receive the benefits of any plans of Employer relating to pension, profit-sharing or other retirement benefits, sick leave and medical coverage that the Employer may provide for the benefit of its employees generally.

     3.2 During the term of this Agreement, Employee will be eligible to participate in any stock option, stock ownership, or other plans, benefits and privileges given to all employees which may now exist or may come into existence hereafter, to the extent commensurate with his then duties and responsibilities, as fixed by Chief Executive Officer or Board of Directors or any committee of such Board or of Employer selected for such purpose; and, to the extent Employee is otherwise eligible and qualifies, to participate in and receive benefits or privileges determined in accordance with such plans.

     3.3 The Employee shall be entitled to twenty (20) vacation days per year. Vacation days cannot be carried forward and accumulated without the prior written approval of the Chief Financial Officer.

IV.  CONFIDENTIAL INFORMATION.
     -------------------------

     4.1 Employee agrees and acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of Employer, including trade secrets, plans, business plans, strategies, projections, financial planning, cost/benefit analysis, market studies, customer information, employee records and other internal proprietary and confidential information and matters (collectively "Confidential Information"). As a result, and also because of the special, unique, and extraordinary services that Employee is capable of performing for Employer or one of its competitors, Employee recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages.

     4.2 Except for the purpose of carrying out his duties hereunder, Employee will not remove or retain, or make copies or reproductions of any figures, documents, records, discs, computer records, calculations, letters, papers, or recorded or documented information of any type or description relating to the business of Employer. Employee agrees that he will not divulge to others, or use for any purpose other than his employment with the Company, any Confidential Information or other information (whether or not documented or recorded) or data acquired by him while in Employer's employ relating to inventions, methods, processes, or other trade secrets or Confidential Information.

     4.3 Employee agrees that Employer is, and shall be, the sole and exclusive owner of all improvements, procedures, processes, methods, ideas, and suggestions, whether or not subject to patent or trademark protection, and all copyrightable materials which are conceived by Employee during his employment, which relate to the business of Employer, which are confidential, and which are not readily ascertainable from persons or other sources outside the Bank or the Company.

     4.4 Unless the Employee's employment is terminated because of a change in control, as defined below, then for a period of one (1) year after the termination of employment, Employee shall not, directly or indirectly, solicit, induce; encourage or attempt to influence any client, customer, or employee of the Employer to cease to do business with, to direct business from, or to terminate any employee's employment with, the Employer.

     4.5 Employee agrees that during the term of his employment hereunder, except with the express consent of Employer, he will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of Employer; provided, however, that Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership constitutes less than one percent (1 %) of the outstanding shares of any class of publicly held corporation and does not require him to devote substantial time to management or control of the business or activities in which he has invested. Notwithstanding anything to the contrary contained in this Agreement, during the term of this Agreement, Employee shall have no employment contract or other written or oral agreement concerning employment as an officer of a bank or any other financial institution or financial institution holding company nor with any other entity or person other than the Bank or the Company.

     4.6 Employer shall be entitled to immediate injunctive or other equitable relief to restrain Employee from failing to comply with any obligation hereunder or from rendering his services to others than Employer, in addition to any other remedies to which Employer may be entitled at law or in equity. The right to such injunctive or other equitable relief shall survive the termination by Employer of Employee's employment.

     4.7 Employee acknowledges that the restrictions contained in this Article IV are reasonable and necessary to protect the legitimate interests of the Employer and that any violation thereof would result in irreparable injuries to the Employer. Employee acknowledges that, in the event of the Employee's violation of any of these restrictions, the Employer is entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as damages, and an equitable accounting of any earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Employer may be entitled. The Employee further acknowledges that the provisions of ss.ss.4.1, 4.2, 4.3, 4.4 and 4.5 shall remain in full force and effect beyond the termination of Employee's employment for any reason, including but not limited to termination under the change in control provisions below.

V.   TERMINATION
     -----------

     5.1 Any termination of Employee's employment by Employer or by Employee shall be communicated by written Notice of Termination to the other party hereto. A "Notice of Termination" shall mean a dated notice which shall (i) set forth in such detail as Employer may elect as the circumstances providing a basis for termination of Employee's employment; and (ii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of Employer's termination of Employee's employment for just cause pursuant to Section 5.2 hereof (in which case the Termination may be as of the date the Notice of Termination is given).

     5.2 Employer shall have the right to terminate Employee's employment hereunder, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect by Employee of his duties hereunder, persistent negligence or misconduct in the performance of such duties or material breach of any provision of this Agreement.

     5.3 Governmental action. Any action by any federal or state governmental agency, whether under the U.S. Federal Deposit Insurance Act ("FDIA") or any other state or federal law shall supersede the terms and conditions, rights and privileges, set forth in this Employment Agreement. Any order under the FDIA removing or suspending the Employee shall be of immediate effect and shall be deemed to be termination for just cause, or suspension, as may be appropriate. In the event any governmental agency, acting under FDIA or any other federal or state law, enters into an agreement to provide assistance to or on behalf of the Bank, or in any situation where there may be a supervisory merger or other effort to resolve problems related to the operation of the Bank, or if the Bank is determined to be in an unsafe or unsound condition, then this contract may be terminated immediately.

     5.4 This Agreement shall be terminated upon the death of Employee during the term of this Agreement.

     5.5 Termination by employee for good reason.

         (a) Employee may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean a failure by Employer to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by Employee to Employer or (ii) subsequent to a change in control (as defined below) of the Holding Company or the Bank and without Employee's express written consent (a written employment agreement or a supplement or restatement of this Employment Agreement following a change in control shall be deemed to be consent) if any of the following shall occur within one (1) year from the change in control: the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with the Bank immediately prior to a change in control of the Holding Company or the Bank; or a change in Employee's title as Controller of the Bank as in effect immediately prior to a change in control of the Holding Company or the Bank.

         (b) For purposes of this Agreement, a "change in control" of the Holding Company or the Bank shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (the "Exchange Act") in effect on the date first written above), other than the Holding Company, or any "person" who on the date hereof is not a director or officer of the Holding Company or Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company or the Bank (excluding the Holding Company's ownership in the Bank) representing 25% or more of the combined voting power of the Holding Company's or the Bank's then outstanding securities, or (B) during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

         (c) If Employee shall terminate his employment for good reason pursuant to clause (i) of Section 5.5(a) hereof, Employer shall pay to Employee in lieu of further salary payments hereunder an amount equal to the aggregate present value of the product of (i) the average aggregate annual compensation paid to the Employee and includable in the Employee's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs by Employer and any of their subsidiaries subject to United States income tax, multiplied by (ii) 1.00, such payment to be made in a lump sum on or before the fifth day following the date of termination.

VI.  MISCELLANEOUS
     -------------

     6.1 Notwithstanding anything to the contrary herein contained, the payment or obligation to pay any monies, or granting of any rights or privileges to Employee as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that Employee now has under any plan or benefit presently outstanding.

     6.2 This Agreement may not be modified, changed, amended, or altered except in writing signed by Employee or by his duly authorized representative, and by a duly authorized officer of Employer.

     6.3 All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, to Employee at Employee's last-known address, and to Employer at its principal offices. All such notices shall be effective when deposited in the mail in the manner specified in this Section 6.3. Either party by a notice in writing may change or designate the place for receipt of all such notices.

     6.4 No course of conduct between Employer and Employee and no delay or omission of Employer or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or
(ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

     6.5 All references herein to particular sections of a statute, rule or regulation or to a particular schedule shall also be deemed to be a reference to any successor section, statute, rule, regulation or schedule.

     6.6 The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     6.7 This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supercedes in its entirety any and all prior agreements, contracts, understandings or representations relating to the employment relationship created hereunder.

VII. SUCCESSORS. ETC
     ---------------

     7.1 This Agreement shall inure to the benefit of and be binding upon Employee, and, to the extent applicable, his heirs, assigns, executors, and personal representatives and Employer, its successors, and assigns.

VIII. APPLICABLE LAW
      --------------

     8.1 This Agreement shall be governed in all respects and be interpreted by and under the laws of Pennsylvania, except to the extent that such law may be preempted by applicable federal law, in which event this Agreement shall be governed and be interpreted by and under federal law.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      CHESTER VALLEY BANCORP INC.


ATTEST:


---------------------------------     By:  /s/ James E. McErlane
                                           -------------------------------------
                                           James E. McErlane
                                           Chair, Board of Directors

                                      FIRST FINANCIAL BANK

ATTEST:

                                      By: /s/ Donna M. Coughey
---------------------------------         --------------------------------------
                                          Donna M. Coughey
                                          President and Chief Executive Officer

                                      EMPLOYEE


/s/ Sharon E. Lemon                   By: /s/ Michael J. Sexton
---------------------------------         -------------------------------------
Witness to the signature of               Michael J. Sexton
Michael J. Sexton                         Controller